EXHIBIT D

NOTICE OF CANCELLATION OF TENDER

Regarding Interests in

J.P. MORGAN ACCESS MULTI-STRATEGY FUND, L.L.C.

Tendered Pursuant to the Offer to Purchase

Dated September 26, 2018

THE OFFER AND CANCELLATION RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF CANCELLATION OF TENDER MUST BE

RECEIVED BY BNY MELLON INVESTMENT SERVICING (US) INC. BY,

11:59 P.M., NEW YORK TIME, ON THURSDAY, OCTOBER 25, 2018,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Cancellation of Tender And Return To:

J.P. Morgan Access Multi-Strategy Fund, L.L.C.,

c/o BNY Mellon Investment Servicing (US) Inc.

400 Bellevue Parkway

Mailstop: 19c-0204, 2nd Floor

Wilmington, DE 19809

Email: jpmgnservices@bnymellon.com

Attention: Tender Offer Administrator

Phone: (800) 348-1824

Fax: (508) 599-6007

Overnight mail to:

J.P. Morgan Access Multi-Strategy Fund, L.L.C.

c/o BNY Mellon Investment Servicing (US) Inc.

400 Bellevue Parkway

Mailstop: 19c-0204, 2nd Floor

Wilmington, DE 19809

Email: jpmgnservices@bnymellon.com

Ladies and Gentlemen:

The undersigned wishes to cancel the tender of its limited liability company interest in J.P. Morgan Access Multi-Strategy Fund, L.L.C. (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

Such tender was in the amount of:

☐         The undersigned’s entire limited liability company interest.

☐         A portion of the undersigned’s limited liability company interest expressed as a specific dollar value.

$_______________________

The undersigned recognizes that upon the submission on a timely basis of this Notice of Cancellation of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date: ______________

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